Exhibit 10.13

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISPOSITION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

CONVERTIBLE PROMISSORY NOTE

$4,000,000	August 18, 2022

FOR VALUE RECEIVED, Accelsius Holdings LLC, a Delaware limited liability company (the “Company”), hereby promises to pay to Innventus ESG Fund I, L.P., a Delaware limited partnership (“Holder”), the principal sum of $4,000,000. Interest shall accrue from the date of this Convertible Promissory Note (this “Note”) on the unpaid principal amount at a rate equal to eight percent per annum (the “Interest Rate”). The Interest Rate shall be calculated on the basis of the actual number of days elapsed over a year of 365 days. This Note is one of a series of Convertible Promissory Notes being issued pursuant to the Series I Convertible Note Purchase Agreement, dated as of August 18, 2022 (the “Purchase Agreement”), by and among the Company, Holder and the other parties thereto.

This Note is subject to the following terms and conditions:

1.       Definitions. For purposes of this Note, the following terms shall have the meanings set forth in this Section 1. Any other capitalized term used herein but not defined herein shall have the meanings ascribed to such term in the Purchase Agreement.

“Change in Control Transaction” shall mean (a) a merger of the Company with or into another entity, if, after such merger, the holders of a majority of the Company’s voting securities immediately prior to such merger do not hold a majority of the voting securities of the successor entity; (b) the sale by the Company of all or substantially all of its assets; or (c) any transaction in which more than 50% of the voting securities of the Company are transferred to any person who is not a equity holder on the date of the Initial Closing, in all cases, other than a transaction (or series of related transactions) which is primarily for the purpose of financing or reorganizing the Company.

“Class A Units” means the Class A Units of the Company.

“Next Equity Securities” means the type of equity securities of the Company issued in a Qualified Financing.

“Non-Qualified Financing Equity Securities” means the type of equity securities of the Company issued in a Non-Qualified Financing (as defined below).

“Proceeds” means cash and other assets (including without limitation equity consideration) that are proceeds from a Change in Control Transaction and legally available for distribution.

“Qualified Financing” means the sale by the Company of equity securities in a bona fide financing or bona fide financings following the date of this Agreement resulting in gross proceeds to the Company, in the aggregate, of at least $2,000,000 (not including, for purposes of such calculation, the conversion of any Convertible Notes into Next Equity Securities or the conversion of any other convertible securities), which is primarily for investment purposes and not made primarily in connection with a strategic arrangement.

“Units” means the Class A Units and the Class C Units of the Company.

2.	Maturity.

(a)       Unless converted, exchanged or otherwise paid pursuant to Section 3, the principal amount then outstanding and any accrued but unpaid interest under this Note shall be due and payable on the earlier of (i) August 18, 2025 or (ii) the consummation of a Change in Control Transaction (such earlier date, the “Maturity Date”); provided, however, that, notwithstanding the foregoing, the Maturity Date may be extended with the written consent of the Company and the Requisite Majority.

3.	Conversion/Exchange.

(a)       Automatic Conversion. Upon the consummation of a Qualified Financing prior to the Maturity Date, the principal amount then outstanding and any accrued but unpaid interest under this Note will automatically convert into Next Equity Securities at a conversion price equal to the lesser of (a) 80% of the per unit price paid by the investors purchasing Next Equity Securities in the Qualified Financing or (b) the quotient of $200,000,000 divided by the aggregate number of outstanding Units as of immediately prior to the initial closing of the Next Equity Securities (assuming full conversion or exercise of all convertible and exercisable securities, including any new options issued with the Qualified Financing, then outstanding other than the Notes), and otherwise on the same terms and conditions as given to the investors purchasing Next Equity Securities in the Qualified Financing.

(b)       Optional Conversion upon Closing of a Non-Qualified Financing. Upon the consummation of the sale by the Company of equity securities in a bona fide financing or bona fide financings following the date of this Agreement, but prior to the Maturity Date, which is not a Qualified Financing (a “Non-Qualified Financing”), then, if the Holder so elects in its sole discretion, the principal amount then outstanding and any accrued but unpaid interest under this Note will convert into Non-Qualified Financing Equity Securities at a conversion price equal to the lesser of (a) 80% of the per unit price paid by the investors purchasing Non-Qualified Financing Equity Securities in a Non-Qualified Financing, or (b) the quotient of $200,000,000 divided by the aggregate number of outstanding Units as of immediately prior to the initial closing of the Non-Qualified Financing (assuming full conversion or exercise of all convertible and exercisable securities, including any new options issued with the Non-Qualified Financing, then outstanding other than the Notes), and otherwise on the same terms and conditions as given to the investors purchasing Non-Qualified Financing Equity Securities in the Non-Qualified Financing.

(c)       Change in Control Transaction. Upon the consummation of a Change in Control Transaction prior to August 18, 2025, Holder shall be entitled to receive a portion of the Proceeds, due and payable to Holder immediately prior to, or concurrent with, the consummation of such Change in Control Transaction, equal to the greater of (i) 1.5 times the principal amount then outstanding and any accrued but unpaid interest under this Note on the Maturity Date or (ii) the amount payable on the number of Class A Units equal to the principal amount then outstanding and any accrued but unpaid interest under this Note on the Maturity Date divided by a price per unit equal to the lesser of (A) 80% of the per unit price paid by the acquiring party or parties to a Change In Control Transaction (assuming full conversion or exercise of all convertible and exercisable securities then outstanding other than the Notes) or (B) the quotient of $200,000,000 divided by the aggregate number of outstanding Units as of immediately prior to the initial closing of the Change in Control Transaction (assuming full conversion or exercise of all convertible and exercisable securities then outstanding other than the Notes).

(d)       Optional Conversion upon Maturity. Subject to Sections 3(a), (b) and (c), if this Note remains outstanding on or after the Maturity Date, then, if the Holder so elects in its sole discretion, the principal amount then outstanding and any accrued but unpaid interest under this Note will convert into Class A Units at a conversion price equal to the lesser of (a) 80% of the fair market value per unit of the Class A Units, as determined by the Board (as defined in the LLC Agreement), in its sole discretion acting in good faith, or (b) the quotient of $200,000,000 divided by the aggregate number of then-outstanding Units (assuming full conversion or exercise of all convertible and exercisable securities then outstanding other than the Notes), and otherwise on the same terms and conditions as the holders of Class A Units are entitled.

(e)       Mechanics of Conversion or Exchange. No fractional units of the Company will be issued upon the conversion of this Note. In lieu of any fractional unit to which Holder would otherwise be entitled, the Company will pay to Holder, in cash, the amount of the unconverted principal amount and any accrued but unpaid interest then outstanding under this Note that would otherwise be converted into such fractional unit. Upon conversion of this Note pursuant to this Section 3, Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to Holder a certificate or certificates for the number of units to which Holder is entitled upon such conversion, together with any other securities and property to which Holder is entitled upon such conversion under the terms of this Note, including a check payable to Holder for any cash amounts payable as described herein. Upon conversion or repayment of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount.

4.	Payment; Prepayment.

(a)       All payments under this Note shall be made in lawful money of the United States of America to such account of Holder as Holder may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to the principal amount.

(b)       The Company may prepay this Note without penalty or premium with the prior written consent of the Requisite Majority; provided that all Convertible Notes then outstanding shall be paid on pro rata basis.

5.            Event of Default. If there shall be any Event of Default (as defined below), at the option and upon the declaration of Holder and upon written notice to the Company, this Note shall accelerate and all principal and accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an “Event of Default”:

(a)       the Company fails to pay timely any of the principal amount or other amounts due under this Note on the date the same becomes due and payable;

(b)       the Company fails to comply with any material provision of this Note or the Purchase Agreement, which failure is not cured within 30 days of Holder’s written notice of such failure;

(c)       the Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any company action in furtherance of any of the foregoing; or

(d)       an involuntary petition is filed against the Company (unless such petition is dismissed or discharged within 90 days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, or assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company.

6.            No Security. This Note is a general unsecured obligation of the Company.

7.            Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

8.            Amendment. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Requisite Majority; provided, however, that, notwithstanding the foregoing, this Note may not be amended, and the observance of any term of this Note may not be waived, without the written consent of Holder, unless such amendment or waiver applies to the Convertible Notes held by all holders and does not have a disproportionate adverse effect on Holder.

9.            Transferability. This Note, and any interest in the rights and obligations of Holder hereunder, may not be assigned by Holder, without the prior written consent of the Company. The Company may not assign this Note or its rights or obligations under this Note without the Requisite Majority’s consent.

10.          Severability. If any provision of this Note becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Note, and such court will replace such illegal, void or unenforceable provision of this Note with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Note shall be enforceable in accordance with its terms.

11.          Counterparts. This Note may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

12.          Purchase Agreement. This Note is one of a series of Convertible Notes being issued pursuant to the Purchase Agreement and is entitled to all of the benefits, and subject to all of the limitations, provided in the Purchase Agreement, which are hereby incorporated herein by reference as though set forth herein in their entirety.

IN WITNESS WHEREOF, the undersigned has caused this Convertible Promissory Note to be executed as of the date first above written.

COMPANY:

Accelsius Holdings LLC

By:	/s/ Josh Claman
Name:	Josh Claman
Title:	Chief Executive Officer

[Remainder of Page Intentionally Blank]

Agreed to and accepted:

HOLDER:

Innventus ESG Fund I, L.P.

By:	Innventure GP LLC,

its General Partner

By:	/s/ Lucas F. Harper

Name:	Lucas F. Harper

Title:	Chief Investment Officer

Address:
6900 Tavistock Lakes Boulevard, Suite 400,
Orlando, Florida 32827

lharper@innventure.com [***]

ACCELSIUS HOLDINGS LLC

AMENDMENT TO
CONVERTIBLE PROMISSORY NOTE

This Amendment to Convertible Promissory Note (this “Amendment”) is entered into as of June 2, 2023 by and among Accelsius Holdings LLC, a Delaware limited liability company (the “Company”) and Innventus ESG Fund I, L.P., a Delaware limited partnership (“Holder”). All capitalized terms herein used but not otherwise defined shall have the meaning ascribed to them in the Note.

RECITALS

A.           WHEREAS, Pursuant to that certain Series I Convertible Note Purchase Agreement dated August 18, 2022, the Company issued to Holder, a convertible promissory note in the principal sum of $4,000,000 (the “Original Note,”); and

B.           WHEREAS, Pursuant to Section 8 of the Note, the Note may be amended with the written consent of the Company and the Holder.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.	The following defined term is added to Section 1:

“Conversion Value” means the sum of the principal amount then outstanding and any accrued but unpaid interest under this Note, including a five percent (5%) annualized cost of capital assessed daily on the amount of principal outstanding under this Note from December 31, 2022 through July 31, 2023.

2.            Section 3(a) of the Note is hereby amended in the following manner (underlining identifies added language and strikethrough identifies deleted language):

(a)       Automatic Conversion. Upon the consummation of a Qualified Financing prior to the Maturity Date, the Conversion Value will automatically convert into Next Equity Securities at a conversion price equal to the lesser of (a) 80% of the per unit price paid by the investors purchasing Next Equity Securities in the Qualified Financing or (b) the quotient of $200,000,000 divided by the aggregate number of outstanding Units as of immediately prior to the initial closing of the Next Equity Securities (assuming full conversion or exercise of all convertible and exercisable securities, including any new options issued with the Qualified Financing, then outstanding other than the Notes), and otherwise on the same terms and conditions as given to the investors purchasing Next Equity Securities in the Qualified Financing.

3.	Section 3(b) of the Note is hereby amended in the following manner:

(b)       Optional Conversion upon Closing of a Non-Qualified Financing. Upon the consummation of the sale by the Company of equity securities in a bona fide financing or bona fide financings following the date of this Agreement, but prior to the Maturity Date, which is not a Qualified Financing (a “Non-Qualified Financing”), then, if the Holder so elects in its sole discretion, the Conversion Value will convert into Non-Qualified Financing Equity Securities at a conversion price equal to the lesser of (a) 80% of the per unit price paid by the investors purchasing Non-Qualified Financing Equity Securities in a Non-Qualified Financing, or (b) the quotient of $200,000,000 divided by the aggregate number of outstanding Units as of immediately prior to the initial closing of the Non-Qualified Financing (assuming full conversion or exercise of all convertible and exercisable securities, including any new options issued with the Non-Qualified Financing, then outstanding other than the Notes), and otherwise on the same terms and conditions as given to the investors purchasing Non-Qualified Financing Equity Securities in the Non-Qualified Financing.

4.	Section 3(c) of the Note is hereby amended in the following manner:

(c)       Change in Control Transaction. Upon the consummation of a Change in Control Transaction prior to August 18, 2025, Holder shall be entitled to receive a portion of the Proceeds, due and payable to Holder immediately prior to, or concurrent with, the consummation of such Change in Control Transaction, equal to the greater of (i) 1.5 times the Conversion Value on the Maturity Date or (ii) the amount payable on the number of Class A Units equal to the Conversion Value on the Maturity Date divided by a price per unit equal to the lesser of (A) 80% of the per unit price paid by the acquiring party or parties to a Change in Control Transaction (assuming full conversion or exercise of all convertible and exercisable securities then outstanding other than the Notes) or (B) the quotient of $200,000,000 divided by the aggregate number of outstanding Units as of immediately prior to the initial closing of the Change in Control Transaction (assuming full conversion or exercise of all convertible and exercisable securities then outstanding other than the Notes).

5.	Section 3(d) of the Note is hereby amended in the following manner:

(d)       Optional Conversion upon Maturity. Subject to Sections 3(a), (b) and (c), if this Note remains outstanding on or after the Maturity Date, then, if the Holder so elects in its sole discretion, the Conversion Value will convert into Class A Units at a conversion price equal to the lesser of (a) 80% of the fair market value per unit of the Class A Units, as determined by the Board (as defined in the LLC Agreement), in its sole discretion acting in good faith, or (b) the quotient of $200,000,000 divided by the aggregate number of then-outstanding Units (assuming full conversion or exercise of all convertible and exercisable securities then outstanding other than the Notes), and otherwise on the same terms and conditions as the holders of Class A Units are entitled.

6.	Section 5(e) of the Note is hereby amended in the following manner:

(e)       Mechanics of Conversion or Exchange. No fractional units of the Company will be issued upon the conversion of this Note. In lieu of any fractional unit to which Holder would otherwise be entitled, the Company will pay to Holder, in cash, the amount of the unconverted Conversion Value that would otherwise be converted into such fractional unit. Upon conversion of this Note pursuant to this Section 3, Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to Holder a certificate or certificates for the number of units to which Holder is entitled upon such conversion, together with any other securities and property to which Holder is entitled upon such conversion under the terms of this Note, including a check payable to Holder for any cash amounts payable as described herein. Upon conversion or repayment of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount.

7.            Except as herein amended, the Note shall remain unchanged in all respects and in full force and effect. This Amendment does not, and shall not be deemed to, constitute a novation of the Note.

8.            Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.            Governing Law. This Amendment and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the state of Delaware applicable to contracts entered into and to be performed within the state of Delaware.

[Signature pages follow]

IN WITNESS WHEREOF, the Company and the Holder have executed this Amendment as of the date first set forth above.

COMPANY ACCELSIUS HOLDINGS, LLC, a California limited liability company

By:	/s/ Josh Claman
Name: Josh Claman Title: Chief Executive Officer

HOLDERS: INNVENTUS ESG FUND I, L.P.

By:	/s/ Lucas Harper
Name: Lucas Harper Title: Chief Investment Officer

SIGNATURE PAGE TO AMENDMENT TO
CONVERTIBLE PROMISSORY NOTE

Accelsius Holdings LLC Disclosure Statement

Accelsius Holdings LLC (the “Company”) is providing this disclosure statement to subscribers (“Subscribers” and each individually a “Subscriber”) in connection with commitments for units in the Company (the “Units”). The Company has retained Sanders Morris Harris LLC (“SMH”) as its placement agent with respect to the sale of the Units. For its services in connection with the offering of the Units, the Company and has agreed to pay SMH a placement fee in an amount equal to a percentage of the commitments from Subscribers placed by SMH (the “Placement Fee”). Certain of the personnel of the Company are also registered representatives of SMH (the “Representatives”) and, in such capacity, facilitate the offering and sale of the Units. In connection with such services, the Representatives are entitled to receive a portion of the Placement Fee. The recommendation that a Subscriber purchase Units presents a conflict of interest, as the receipt of the Placement Fee provides an incentive for the Representatives to recommend the Units based on the Placement Fee received, rather than on a particular Subscriber’s need. Additionally, the Representatives have a financial incentive to recommend the Units because commitments raised by the Company will be used, at least in part, to pay certain expenses of the Company, including the compensation of the Representatives. Subscriber is under no obligation to purchase Units.

In addition, Subscriber acknowledges and agrees that (a) a purchase of the Units represents a speculative investment involving a high degree of risk (b) the investment in the Units is suitable for Subscriber based upon Subscriber’s investment objectives and financial needs, (c) the Units are illiquid and Subscriber has adequate net worth and means for providing for Subscriber’s current financial needs and contingencies and has no need for liquidity of investment with respect to the Units; (d) Subscriber’s overall commitment to investments that are illiquid or not readily marketable is not disproportionate to Subscriber’s net worth; and (d) an investment in the Units will not cause such overall commitment to become excessive. Past performance is not indicative of future results. All investments are speculative and subject to the risk of loss.

By signing this letter, Subscriber hereby understands and acknowledges that certain conflicts of interest arise due to the relationships between the Company and SMH, and acknowledges that the Subscriber has taken into consideration these conflicts of interest in making an investment decision. In addition, Subscriber hereby consents to such relationships and acknowledges that Subscriber has had the opportunity to address any concerns about such conflicts with the appropriate personnel of the Company. Signed letters should be sent to the following address: rwehmeyer@accelsius.com.

Subscriber Name:	Lucas Harper Signature:

Signature:	/s/ Lucas Harper

Date:	June 2nd, 2023